UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2009

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On June 26, 2009, Align Technology, Inc. (“Align”) announced that a jury delivered a verdict against Align in a lawsuit brought by Ormco Corporation (“Ormco”).  The jury found the claims asserted by Ormco in the 6,616,444 patent to be infringed by Align and valid.   The jury also issued an advisory verdict that Ormco did not engage in prosecution laches or unclean hands.  On July 28, 2009, the Court entered judgment in favor of Ormco on Align’s defenses of prosecution laches and unclean hands.

Before the close of evidence, Align filed a motion for judgment as a matter of law on all issues and seeking to set aside the jury’s verdict of liability.  The Court will hear Align’s motion August 3, 2009, after which the Court is expected to enter judgment on the remaining liability issues.

On July 13, 2009, Ormco filed a motion for permanent injunction and other injunctive relief against Align.  The Court has set a briefing schedule concluding in a hearing on August 17, 2009 if the judgment has been entered prior to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Dated: July 28, 2009	By:	/s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs, General Counsel and Corporate Secretary